Exhibit 2.1



                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                                   WQN, INC.,


                                   VOIP, INC.,


                                       AND


                            VOIP ACQUISITION COMPANY



                                 AUGUST 3, 2005
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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I. DEFINITIONS.......................................................1
  1.1   Certain Definitions..................................................1
  1.2   Other Definitional Provisions........................................7

ARTICLE II. PURCHASE AND SALE................................................7
  2.1   Purchase.............................................................7
  2.2   Transfer of Assets...................................................7
  2.3   Excluded Liabilities.................................................8
  2.4   Purchase Price.......................................................9
  2.5   Allocation of Purchase Price.........................................9

ARTICLE III. CLOSING........................................................10
  3.1   Closing.............................................................10
  3.2   Closing Deliveries..................................................10

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER........................11
  4.1   Organization; Capitalization........................................11
  4.2   Authorization.......................................................11
  4.3   No Conflict or Violation; Default...................................11
  4.4   Consents............................................................12
  4.5   Licenses and Permits; Compliance with Laws..........................17
  4.6   Assets..............................................................12
  4.7   Solvency; Fair Value................................................12
  4.8   Litigation..........................................................12
  4.9   SEC Reports.........................................................12
  4.10  Absence of Certain Changes..........................................13
  4.11  Tax Matters.........................................................13
  4.12  Employee Matters....................................................14
  4.13  Intellectual Property...............................................14
  4.14  Investment Purpose..................................................15
  4.15  Real Property.......................................................15
  4.16  Brokers.............................................................15
  4.17  OFAC Compliance.....................................................16

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER..........................16
  5.1   Organization........................................................16
  5.2   Authorization.......................................................17
  5.3   No Conflict or Violation; Default...................................17
  5.4   Consents............................................................17
  5.5   SEC Documents.......................................................17

ARTICLE VI. COVENANTS RELATING TO COMPANY CONDUCT OF BUSINESS...............18
  6.1   Seller Conduct of Business Pending the Closing......................18
  6.2   No Solicitation by Seller...........................................19
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ARTICLE VII. ADDITIONAL AGREEMENTS..........................................21
  7.1   Stockholder Meeting.................................................21
  7.2   Preparation of the Proxy Statement..................................21
  7.3   Access to Information; Meetings with Company Officers...............21
  7.4   Certain Payments, Fees and Expenses.................................22
  7.5   Reasonable Best Efforts.............................................22
  7.6   Public Announcements................................................23
  7.7   Notification of Certain Matters.....................................23
  7.8   Transition..........................................................23
  7.9   Covenant Not to Compete.............................................24
  7.10  Registration Rights.................................................25
  7.11  Employees and Employee Benefits.....................................25
  7.12  Retention Records and Access........................................26

ARTICLE VIII. CONDITIONS PRECEDENT TO CLOSING...............................28
  8.1   Conditions to Closing...............................................28
  8.2   Conditions to Obligations of Seller.................................28
  8.3   Conditions to Obligations of Parent and Buyer.......................29

ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER...............................30
  9.1   Termination.........................................................30
  9.2   Effect of Termination...............................................31
  9.3   Amendment...........................................................31
  9.4   Waiver..............................................................31

ARTICLE X. INDEMNIFICATION..................................................31
  10.1  Indemnification by Seller...........................................31
  10.2  Indemnification by Buyer............................................32
  10.3  Survival of Representations, Warranties and Covenants...............32
  10.4  Notice and Opportunity to Defend....................................33
  10.5  Remedies Exclusive..................................................33
  10.6  Right of Setoff.....................................................33
  10.7  Settlement of Disputes..............................................33

ARTICLE XI. MISCELLANEOUS...................................................34
  11.1  Expenses............................................................34
  11.2  Notices.............................................................34
  11.3  Counterparts........................................................35
  11.4  Entire Agreement....................................................35
  11.5  Headings............................................................35
  11.6  Assignment..........................................................36
  11.7  Governing Law; Jurisdiction.........................................36
  11.8  No Third-Party Rights...............................................36
  11.9  Non-Waiver..........................................................36
  11.10 Severability........................................................36
  11.11 Incorporation of Exhibits and Schedules.............................36


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                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of August 3, 2005, is entered into by and among WQN, INC., a Delaware corporation ("Seller"), VOIP, INC., a Texas corporation ("Parent"), and VOIP ACQUISITION COMPANY, a Delaware corporation ("Buyer").

                                    RECITALS

      WHEREAS, Seller currently conducts the business of providing long distance telephony via a Voice-Over-Internet Protocol ("VOIP");

      WHEREAS, Parent is also engaged in the VOIP business and believes that a combination of Parent and Seller will result in a stronger competitor in a rapidly emerging industry;

      WHEREAS, Seller desires to sell certain of Seller's assets and properties, including all rights and interests associated therewith to Buyer; and

      WHEREAS, Parent and Buyer desire to purchase from Seller, upon the terms and conditions set forth herein, such assets, properties, rights and interests and, in connection therewith, Buyer will assume certain liabilities of Seller.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      1.1 Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

      (a) "Assets" means all assets and properties used by Seller and its subsidiaries, if any, in its VOIP business, including all rights and interests associated therewith, other than the Excluded Assets, and, without limiting the generality of the foregoing, shall expressly include the following assets, properties, rights and interests of Seller:

            (i) all intellectual property (and rights associated therewith), including patents, patent applications, trademarks, service marks, proprietary rights in trade names (other than the name "WQN, Inc."), brand names, internet domain names, trade dress, labels, logos, slogans and other indications of origin, and copyrighted works (including any registrations or applications for registration of the foregoing in any jurisdiction and any extensions, modifications or renewals thereof), all as set forth in Section 1.1(a)(i) of the Disclosure Schedule (the
      "Seller Intellectual Property");

            (ii) except as otherwise provided herein, all rights, benefits and interests in and to all licenses (other than "shrink-wrap" and other "off the shelf" software licenses), Leases, contracts, agreements, commitments and undertakings (the "Contracts") that are set forth in Section 1.1(a)(ii) of the Disclosure Schedule;
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            (iii) the deposits and prepaid assets listed in Section 1.1(a)(iii)
      of the Disclosure Schedule; and

            (iv) cash in the amount of USD 1,000,000.

            (v) all Tangible Personal Property, including those items described in Section 1.1(a)(iv) the Disclosure Schedule;

            (vi) all Inventories;

            (vii) all Accounts Receivable;

            (viii) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Section 1.1(a)(viii) of the Disclosure Schedule;

            (ix) all data and records ("Records") related to the VOIP operations of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 1.1(a)(ix) of the Disclosure Schedule;

            (x) all of the intangible rights and property of Seller, including going concern value, goodwill, websites, URL listings, telephone, telecopy and e-mail addresses and listings and those items listed in Section 1.1(a)(x) of the Disclosure Schedule;

            (xi) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Effective Time, unless expended in accordance with this Agreement; and

            (xii) all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in the Disclosure Schedule.

      (b) "Assumed Liabilities" means the liabilities of Seller set forth in
Section 1.1(b) of the Disclosure Schedule to be assumed by Buyer.

      (c) "Consent" means any notice to or consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental body or third party.

      (d) "Excluded Assets" means the following assets, properties, rights and interests of Seller:


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            (i) all cash, cash equivalents and short-term investments in excess of USD 1,000,000;

            (ii) all minute books, stock Records and corporate seals;

            (iii) the shares of capital stock of Seller held in treasury;

            (iv) those rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof listed in
      Section 1.1(d)(iv) of the Disclosure Schedule;

            (v) all insurance policies and rights thereunder (except to the extent included as a Contract);

            (vi) the Seller Contracts listed in the Disclosure Schedule;

            (vii) all personnel Records and other Records that Seller is required by law to retain in its possession;

            (viii) all claims for refund of Taxes and other governmental charges of whatever nature;

            (ix) all rights in connection with and assets of the Employee Plans;

            (x) all rights of Seller under this Agreement, the Assignment and Assumption Agreement and the other Closing Documents;

            (xi) the property and assets expressly designated in Section 1.1(d)(xi) of the Disclosure Schedule;

            (xii) the limited partnership interest of Seller in the Cross Country Capital Partners, L.P. hedge fund;

            (xiii) the limited partnership interest of Seller in Seaview Mezzanine Fund LP;

            (xiv) the promissory note issued to Seller in connection with its sale of indiaonline.com, Inc.

            (xv) Seller's director and officer liability insurance policy and all pre-paid deposits thereon;

            (xvi) The "wqni.com" URL; and

            (xvii) the interest of Seller in the office lease covering its principal offices in Dallas, Texas.

      (e) "Business Day" means any day other than (a) Saturday or Sunday or (b) any other day on which banks in Texas are permitted or required to be closed.

      (f) "Effective Time" means the time at which the Closing is consummated.


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      (g) "Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

      (h) "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

      (i) "Environmental, Health and Safety Liabilities" means any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or occupational safety and health law ("Occupational Safety and Health Law"), including those consisting of or relating to:

            (i) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

            (ii) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

            (iii) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

            (iv) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

                 The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

      (j) "Environmental Law" means any Legal Requirement that requires or relates to:

            (i) advising appropriate authorities, employees or the public of an intended or actual release or threatened release into the environmental of toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, spills, escapes or dumping (a "Release") of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;


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            (ii) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

            (iii) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

            (iv) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

            (v) protecting resources, species or ecological amenities;

            (vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

            (vii) cleaning up pollutants that have been Released, preventing the threat of Release or paying the costs of such clean up or prevention; or

            (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

      (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      (l) "Governmental Authorization" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      (m) "Governmental Body" means any:

            (i) nation, state, county, city, town, borough, village, district or other jurisdiction;

            (ii) federal, state, local, municipal, foreign or other government;

            (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

            (iv) multinational organization or body;

            (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

            (vi) official of any of the foregoing.

      (n) "Inventories" means all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods, as set forth in Section 1.1(n) of the Disclosure Schedule.


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      (o) "Knowledge" means an individual will be deemed to have Knowledge of a particular fact or other matter if that individual is actually aware of that fact or matter. For purposes hereof, the term "Knowledge" shall mean the Knowledge of the directors of Seller, and of Mr. Michael Miller.

      (p) "Lease" means any lease covering real property (a "Real Property Lease") or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

      (q) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

      (r) "Liability" means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

      (s) "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

            (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

            (ii) does not require authorization by the board of directors or shareholders of such Person and does not require any other separate or special authorization of any nature; and

            (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

      (t) "Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

      (u) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.


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      (v) "Tangible Personal Property" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books) and used in its VOIP business, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto, other than items listed above that are part of the Excluded Assets.

      (w) "Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

      (x) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      1.2 Other Definitional Provisions. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      (a) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

      (b) The word "including" shall mean including without limitation and the words "include" and "includes" shall have corresponding meanings.

                                  ARTICLE II.
                                PURCHASE AND SALE

      2.1 Purchase. Upon the terms and subject to the conditions set forth herein, on the Closing Date Buyer shall purchase from Seller the Assets, and Seller shall sell and convey the Assets to Buyer.

      2.2 Transfer of Assets. Upon the terms and subject to the conditions set forth herein, Seller shall, on the Closing Date, sell and transfer to Buyer all right, title and interest of Seller in and to the Assets, free and clear of all Encumbrances of any kind. Seller shall execute and deliver all additional transfer documents required in order to convey title to all of the Assets, including assignments of the Intellectual Property.


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      2.3 Excluded Liabilities. Except for the Assumed Liabilities to be assumed by Buyer pursuant to an Assignment and Assumption Agreement, in the form attached as Exhibit A, which are specifically being assumed by Buyer hereby, Buyer shall not assume, or otherwise be responsible for, any of Seller's Liabilities, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to Seller's business or the Assets, whether arising out of occurrences prior to or at or after the Closing Date (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, the Excluded Liabilities shall expressly include:

      (a) All Liabilities arising out of or related to any of the Excluded
Assets;

      (b) All Liabilities in respect of any costs arising out of or related to the sale and transfer of the Assets, including all broker's or finder's fees and expenses of Seller and all fees and expenses of any attorneys and accountants of Seller;

      (c) All Liabilities in respect of any Tax relating to Seller, Seller's business or the Assets attributable to any period or portion thereof ending on or before the Closing Date, including Conveyance Taxes (as defined in Section 9.1) imposed on, or accruing as a result of, the transactions contemplated by this Agreement;

      (d) All Liabilities to or in respect of any employees or former employees, agents or independent contractors of, or other persons providing services to, Seller or Seller's business, including (i) the employment of any such employee or former employee, agent or independent contractor, or other person, (ii) any employment, incentive or severance agreement, whether or not written, between Seller or any person, (iii) all Liabilities under any employee benefit plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur liability, or any contributions, benefits or liabilities therefor, or any Liability with respect to Seller's withdrawal or partial withdrawal from or termination of any employee benefit plan and (iv) all claims of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation;

      (e) All Liabilities and claims (including fines, penalties, punitive damages, legal fees and expenses and all other damages and losses), irrespective of the actual or alleged basis therefor, that are based in whole or in part on events or conditions occurring or existing prior to the Closing Date in connection with, arising out of, resulting from or relating to, directly or indirectly (i) any Environmental Law or Occupational Health and Safety Law, whether existing on or prior to the date hereof or subsequently amended, enacted or promulgated, (ii) employee health and safety or (iii) compliance with any applicable laws, regulations, rules ordinances, bylaws, orders and determinations of any Governmental Body, relating to any of the foregoing;


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      (f) All Liabilities arising from or relating to any injury to or death of any Person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising, in whole or in part, from defects in products sold or services performed by or on behalf of Seller's business or any other Person on or prior to the Closing Date, or arising from any other cause, irrespective of the act or alleged basis therefor, that is based in whole or in part on events or conditions occurring or existing on or prior to the Closing Date, including any liabilities arising (on a date of occurrence basis or otherwise) relating to the use or misuse of the Assets; and

      (g) All Liabilities to Seller's stockholders resulting from the exercise of any right of appraisal and the Delaware General Corporation Law.

      2.4 Purchase Price. In consideration of the purchase of the Assets and assumption of the Assumed Liabilities, the Parent and Buyer shall deliver and issue to Seller the following instruments (the "Purchase Price"):

      (a) Parent's Secured Convertible Promissory Note, in the principal amount of $3.7 million, in substantially the form set forth as Exhibit B (the "Purchase Note"). Parent and Buyer Security Agreement, in the form attached hereto as Exhibit C.

      (b) 1,250,000 shares of Parent's restricted common stock, par value $0.001 per share ("Parent Common Stock"), which shall be subject to the registration rights set forth in Section 7.10.

      (c) The Stock Purchase Warrant to acquire 5,000,000 shares of Parent Common Stock, in the form attached hereto as Exhibit D.

      2.5 Interim Loan. Upon (a) execution of this Agreement and (b) Seller's receipt of the written consents referred to in Section 8.1(d) of this Agreement in form and substance acceptable to Seller, Seller shall loan to Parent the sum of USD 1,000,000, under the terms of the Bridge Note attached as Exhibit E. Such Bridge Note provides for monthly interest only for 12 months at 6%. In addition, Parent will issue to Seller a Stock Purchase Warrant upon execution hereof in the form of Exhibit F, providing for the right to purchase 625,000 shares of Parent Common Stock for an exercise price of $1.37 per share. If the sale fails to close due to the termination of this Agreement by Seller or upon a breach by Seller of any provision of this Agreement prior to Closing, the Bridge Note will mature in 12 months. In the event that Seller terminates this Agreement pursuant to Sections 9.1(b),(c), (d) or (e) or Parent or Buyer terminate this Agreement pursuant to Sections 9.1(f),(g) or (h), the Bridge Note shall be repayable, at the option of Parent, in Parent Common Stock at the rate of $0.80 per share. If the sale closes, the Bridge Note and Warrant will be cancelled and replaced by the Buyer's receipt of the cash portion of the Assets.

      2.6 Allocation of Purchase Price. The Purchase Price (referred to in this
Section 2.6 as the "Allocable Amount") represents the amount agreed upon by the parties to be the aggregate consideration paid for the Assets and shall be allocated in accordance with the terms of this Section 2.6. Buyer and Seller agree that the allocations will be based upon net book value. Any excess of the Purchase Price over the net book value of the Assets shall be allocated to goodwill. Buyer and Seller shall (a) report for all tax purposes the sale and purchase of the Assets in a manner consistent with this Section 2.6 and in a manner consistent with all applicable rules and regulations, (b) not assert, in connection with any Tax Return, Tax audit or similar proceedings, any allocation of the Allocable Amount that differs from that agreed to herein, and (c) notify the other in the event that any taxing authority is taking or proposing to take a position inconsistent with such allocation.


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      2.7 Makewell. The value of Seller's holdings in Parent shall be measured based upon the market value of Parent's Common Stock on Parent's principal trading market based upon the quoted closing price on each of the 20 trading days preceding May 26, 2006. Seller's holdings shall be calculated on the basis of all shares of Parent Common Stock (i) held by Seller, (ii) issuable upon exercise of Warrants or conversion of the Purchase Note or the Series A Convertible Stock, or (iii) theretofore sold by Seller. To the extent the aggregate value so determined shall be less than $5,000,000, the Parent and Steven Ivester will issue to Seller additional shares of Parent Common Stock equal to the difference (the "Makewell Shares"), using the same price per share on which the value of the Seller's shares of Parent Common Stock was determined. The Company shall be responsible for 60% of the Makewell Shares, and Steven Ivester shall be responsible for transferring the balance from his personal holdings.

                                   ARTICLE III
                                     CLOSING

      3.1 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated herein (the "Closing") shall take place at 10:00 a.m. CDT at the offices of Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, as soon as practicable following the satisfaction of all conditions set forth herein; (the "Closing Date").

      3.2 Closing Deliveries. At the Closing, to effect the sale and transfer of Assets referred to in Section 3.2 hereof, the parties shall, execute and deliver to each other all documents reasonably necessary to effect the Closing. Without limiting the generality of the foregoing:

      (a) Seller Deliveries. Seller shall deliver to Buyer:

            (i) the Assignment and Assumption Agreement;

            (ii) one or more bills of sale, certificates of title, assignments and all other instruments of transfer, in form and substance reasonably acceptable to Buyer, transferring specified assets to Buyer;

            (iii) fully executed consents to the assignments contemplated hereby from any parties listed on Section 1.1(c) of the Disclosure Schedule under the heading "Consents;"

            (iv) evidence of Seller's authority to enter into this Agreement and to consummate the transactions hereof, including but not limited to, evidence of any stockholder action required in connection with the transactions contemplated by this Agreement; and

            (v) an opinion of Patton Boggs LLP, counsel to Seller, in a form acceptable to Buyer and the Parent.

      (b) Buyer Deliveries. Buyer shall deliver to Seller:

            (i) the Purchase Price described in Section 2.4;

            (ii) the Assignment and Assumption Agreement; and

            (iii) evidence of Buyer's authorization to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

            (iv) an opinion of Andrews Kurth LLP, counsel to Parent, in a form acceptable to Seller.

            (v) evidence of the consent of Cedar Boulevard Lease Funding, LLC ("Cedar") to the transactions contemplated hereby.

                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants on the date hereof and on the Closing Date that, except as set forth in a disclosure schedule ("Disclosure Schedule") attached hereto and made a part hereof, with the number of each item in the Disclosure Schedule corresponding to the Section number to which it refers, the following representations and warrants are true and correct:

      4.1 Organization; Capitalization.

      (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease the properties used in its business and to carry on such business as presently conducted.

      (b) Seller has no subsidiaries, owns no interest, direct or indirect, in any other entity or business enterprise, other than as contained in the Excluded Assets, and is the only entity through which Seller's VOIP business is conducted or which owns, leases or uses the Assets.

      4.2 Authorization. This Agreement has been duly authorized, executed and delivered by Seller, and this Agreement is the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by principles of equity.

      4.3 No Conflict or Violation; Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Seller is a party or by which it is bound, including any Contract, (b) any provision of the certificate of incorporation or bylaws of Seller, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which Seller or Seller's business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the Knowledge of Seller threatened violation or default of or under any Contract by Seller or any other party thereto.

      4.4 Consents. Except as set forth in Section 4.4 of the Disclosure Schedule and duly obtained and delivered by Seller, no Consent is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated herein, except for such Consents, the failure of which to obtain, would constitute a material adverse effect on Seller.

      4.5 Assets.

      (a) Seller has and will transfer to Buyer good, valid and marketable title to the Assets, free and clear of any Encumbrances of any kind. The delivery to Buyer of the instruments of transfer contemplated hereby will vest indefeasible and exclusive title to the Assets in Buyer, free and clear of all Encumbrances of any kind.

      (b) Except for the Excluded Assets, the Assets are all material assets, properties, rights and interests used by Seller in connection with its VOIP business, and the Assets constitute all of the material assets, properties, rights and interests necessary to conduct its VOIP business in substantially the same manner as conducted by Seller prior to the date hereof. The Assets are in good operating condition and repair and are usable or salable in the Ordinary Course of Business, consistent with past practice and conform in all material respects to all applicable regulations relating to their use and operation.

      4.6 Solvency; Fair Value. Seller is solvent. The consummation of the transactions contemplated hereby will not affect Seller's solvency subsequent to the Closing Date. Seller hereby acknowledges that the Purchase Price received pursuant to this Agreement constitutes reasonably equivalent value for the Assets that Buyer is acquiring pursuant hereto.

      4.7 Litigation. Except as set forth in Section 4.7 of the Disclosure Schedule, there is no claim, action, suit, proceeding, or investigation pending or, to the Knowledge of Seller threatened against Seller or its directors, officers, agents or employees (in their capacity as such) relating to Seller's business, the Assets or any properties or rights of Seller's business or that is reasonably likely to adversely affect the Assets or the transactions contemplated hereby. There are no orders, writs, injunctions or decrees currently in force against Seller or its directors, officers, agents or employees (in their capacity as such) with respect to the conduct of Seller's business.

      4.8 SEC Reports. (a) Seller has timely filed all required documents with the U.S. Securities and Exchange Commission (the "SEC") since January 2003, including all certifications and statements required by (i) Rule 13-a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 with respect to such documents (collectively, the "Seller SEC Documents"). As of their respective dates, the Seller SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), or the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as the case may be, and, at the respective times they were filed, none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller has made available to Parent and Buyer accurate and complete copies of all Seller SEC Documents.

      (b) The consolidated financial statements (including, in each case, any notes thereto) of Seller included in the Seller SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted U.S. accounting principles ("GAAP") and SEC Regulation S-X or S-B (except, in the case of the unaudited statements, as permitted by Form 10-Q or 10-QSB of the
SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Seller as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and to any other adjustments described therein). Except as disclosed in the Seller SEC Documents filed with the SEC prior to the date of this Agreement or as required by GAAP, Seller has not, since March 31, 2005, the date of its last Quarterly Report on Form 10-QSB filed by Seller with the SEC (the "Seller Quarterly Report"), made any material change in the accounting practices or policies applied in the preparation of financial statements.

      4.9 Absence of Certain Changes. Since the date of Seller's last Seller Quarterly Report, Seller has conducted its business in the Ordinary Course of Business, and there has not occurred with respect to Seller's business or the Assets any of the following:

      (a) any Assets (whether real, personal or mixed, tangible or intangible) becoming subject to any Encumbrance of any kind;

      (b) except for sales of inventory in the Ordinary Course of Business, any sale, transfer, lease or other disposal of any Assets for any amount, including transactions between Seller's business and any affiliates of Seller;

      (c) any amendment, modification, cancellation or termination of any Governmental Authorization relating to Seller's business or the Assets;

      (d) any material damage, destruction or loss of any Asset, whether or not covered by insurance; or

      (e) an agreement to do any of the things described in the preceding clauses (a) through (d) other than as expressly provided for herein.

      4.10 Tax Matters. Seller has duly and timely filed, or caused to be duly and timely filed, all Tax Returns required to be filed by it with the appropriate governmental authorities, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired. All such Tax Returns were at the time of filing and are as of the date hereof true, correct and complete in all respects. All Taxes owed by Seller relating to its business or the Assets (whether or not shown on any Tax Return) have been paid within the time and in the manner prescribed by law. The Financial Statements reflect adequate reserves for all Taxes payable by Seller for all Taxable periods and portions thereof accrued through the date thereof. All deficiencies for any Taxes relating to Seller's business or the Assets that have been proposed, asserted or assessed against Seller have been fully paid, or are fully reflected as a Liability in the Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Financial Statements. Seller is not a party to any pending audit, action or proceeding, nor is any such audit, action or proceeding contemplated or threatened, by any Governmental Body for the assessment or collection of any Taxes of Seller relating to its business or the Assets. No claim has ever been made by any Governmental Body in a jurisdiction where Seller has never filed a Tax Return that Seller is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets. All Taxes relating to Seller's business or the Assets that Seller is required by law to withhold or to collect have been withheld or collected and paid over to the proper Governmental Bodies or segregated and set aside for such payment.

      4.11 Employee Matters. (a) Except with respect to Mr. Michael Adler and Mr. Michael Miller, Section 4.11(a) of the Disclosure Schedule sets forth a true, complete and accurate list of: (a) any and all severance or employment agreements with any current or former member of management or other employee providing services to or employed by Seller; (b) any and all severance programs or policies applicable to any such personnel; (c) any and all plans or arrangements relating to any current or former member of management or other employee providing services to or employed by Seller containing change in control provisions; (d) any agreements, plans, policies or arrangements (including, without limitation, collective bargaining agreements or consulting agreements) established, maintained or contributed to by Seller for the benefit of any current or former employee providing services to or employed by Seller, including bonus, incentive compensation, stock ownership, stock option, stock appreciation, stock purchase, phantom stock, vacation, retirement, insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, profit sharing or deferred compensation plans; or any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively of the ERISA (singularly, a "Seller Employee Benefit Plan" and collectively, "Seller Employee Benefit Plans") and (e) all plans that would be Seller Employee Benefit Plans, except that they have been terminated on or before the date hereof.

      (b) Each Employee Benefit Plan maintained by Seller which is a "group health plan" under the Internal Revenue of 1986, as amended (the "Code"), has been operated in compliance with Section 4980B of the Code ("COBRA"). Seller does not contribute to or have any obligation to contribute to any pension plan, as defined in Section 3(37) of ERISA, and Seller has incurred no Liability with respect to any such multiemployer pension plan. Seller is not a party to any collective bargaining or similar agreement, or obligated to bargain, in either case with any labor organization, or bound by work rules or practices agreed to with any labor organization or employee association applicable to their employees.

      4.12 Intellectual Property. Section 4.12(a)(i) of the Disclosure Schedule sets forth a true, correct and complete list and description of all registered Seller Intellectual Property and applications therefor owned by Seller. The Seller Intellectual Property constitutes all intellectual property used in or necessary for the conduct of Seller's business as heretofore conducted. Except as set forth on Section 4.12 of the Disclosure Schedule, Seller is the sole owner of, and has the exclusive right to use, free and clear of any payment, restriction or Encumbrance, the Seller Intellectual Property. No claims have been asserted by any Person that challenge Seller's exclusive rights in the Seller Intellectual Property. The Seller Intellectual Property does not infringe on, misappropriate, or otherwise violate a valid and enforceable intellectual property right of any other Person.

      4.13 Investment Purpose. Seller represents that it is acquiring and will acquire, as the case may be, the securities of Parent issuable to it pursuant hereto solely for its own account for investment purposes only and not with a view toward resale or distribution thereof, other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act. Seller understands that such securities of Parent will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Seller further acknowledges that under SEC Rule 144, the common stock of Parent may be sold pursuant to all of the provisions of such Rule after a holding period of one year and that the common stock of Parent will become fully tradable after a holding period of two years. Seller herby agrees that it will not sell, assign, transfer, pledge or otherwise convey any of the securities of the Parent issuable pursuant hereto, including any distribution to the stockholders of Seller, except in compliance with the provisions of the Securities Act. Seller acknowledges receiving copies of Parent's most recent Parent SEC Documents.

      4.14 Real Property. (a) Set forth in Section 4.14(a) of the Disclosure
Schedule is a list of all material Leases under which the Seller uses or occupies or has the right to use or occupy, now or in the future, any real property (the "Leased Real Property").

      (b) Except as provided in Section 4.14(b) of the Disclosure Schedule, the Seller does not own or hold or is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase any Leased Real Property or any portion thereof or interest therein.

      (c) Neither Seller nor any of its subsidiaries owns any real property.

      (d) Except as set forth in Section 4.14(d) of the Disclosure Schedule, as to all of the Real Property Leases, (i) to the Knowledge of Seller, they are enforceable in accordance with their respective terms and constitute valid and binding obligations of the respective parties thereto, (ii) there have not been and there currently are not any material defaults thereunder by Seller or, to the Knowledge of Seller, any other party thereto, (iii) to the Knowledge of Seller, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord thereunder to terminate any of the Real Property Leases, (iv) all rent and additional rent payable thereunder has been paid in full, (v) except as set forth in the Real Property Leases made available to Buyer, no waiver, indulgence or postponement of any of the obligations of Seller thereunder has been granted, (vi) there are no oral agreements with respect to any of the Real Property Leases, (vii) consummation of the transactions contemplated by this Agreement will not enlarge or accelerate any of the obligations of Seller or give additional rights to any other party thereto, or cause the termination, lapse, or otherwise affect any of the Real Property Leases and (viii) there are no material disputes or forbearance programs in effect, as to any of the Real Property Leases.

      4.15 Brokers. No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

      4.16 OFAC Compliance. Seller has not engaged in any conduct prohibited by any Legal Requirement of any program administered by the Office of Foreign Asset Control ("OFAC") of the U. S. Department of Treasury, including any program the regulations of which are codified in Chapter 5 of Subtitle B of Title 31, Code of Federal Regulations (the "OFAC Regulations"); and the Seller has not engaged in any conduct that would cause adverse consequences to the Buyer and Parent under any program administered by OFAC, including the OFAC Regulations, by virtue of their involvement in the transactions contemplated by this Agreement.

      4.17 Accounts Receivable. All Accounts Receivable that are reflected on the Financial Statements or on the accounting Records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business, subject to any reserves or allowance for doubtful accounts reflected on the Financial Statements of Seller as of the Effective Time. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Parent and Buyer represent and warrant to Seller on the date hereof and on the Closing Date, except as set forth in the Parent's Disclosure Schedule, that the following representations and warranties are true and correct:

      5.1 Capitalization; Registration Rights. As of the date hereof, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, of which 45,605,142 shares are issued and outstanding. There are 17,639,579 shares of Parent Common Stock reserved for issuance under the Parent's stock option plan and other derivative securities. Except as set forth on Section 5.1 to the Disclosure Schedule, there are no agreements or arrangements under which the Company is or may become obligated to register the sale of any of its securities under the Securities Act.

      5.2 Organization; Qualification; Subsidiaries.

      (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to purchase the Assets and conduct its business. Buyer is a newly formed Delaware corporation that has never conducted business other than to acquire the Assets hereunder.

      (b) Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Parent.

      (c) Except for Buyer, and Caerus, Inc. and its subsidiaries, and except as set forth in the Parent SEC Reports, Parent owns no interest, direct or indirect, in any other entity or business enterprise.

      5.3 Authorization. This Agreement has been duly authorized, executed and delivered by Parent and Buyer, and this Agreement is the legal, valid and binding obligation of Parent and Buyer, enforceable against Parent and Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by principles of equity.

      5.4 No Conflict or Violation; Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability (each, a "Parent Contract") to which Parent is a party or by which it is bound,
(b) any provision of the certificate of incorporation or bylaws of Parent or Buyer, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which Parent or Parent's business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of Parent, threatened violation or default of or under any Parent Contract. Buyer is current in its obligations to Cedar under the agreements between Buyer and Cedar.

      5.5 Licenses and Permits; Compliance with Laws.

      (a) Section 5.5 of the Disclosure Schedule sets forth a complete list of all Governmental Authorizations used in the conduct of Parent's business and all pending applications therefor issued to Parent that are currently used by Parent. Parent has provided Seller with a true, correct and complete copy of each of the Governmental Authorizations.

      (b) Parent's business has at all times been conducted and is currently in compliance with all applicable laws, regulations, rules ordinances, bylaws, orders and determinations of any Governmental Body, including those related to the environment or health and safety, and whether existing on or prior to the date hereof or subsequently amended, enacted or promulgated.

      5.6 Consents. No Consent is required to be made or obtained by Parent or Buyer in connection with the execution and delivery of this Agreement or the consummation by Parent or Buyer of the transactions contemplated herein.

      5.7 SEC Documents. (a) Parent has timely filed all required documents with the SEC since January 2003, including all certifications and statements required by (i) Rule 13-a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 with respect to such documents (collectively, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has made available to the Company accurate and complete copies of all Parent SEC Documents.

      (b) The consolidated financial statements (including, in each case, any notes thereto) of Buyer included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP and SEC Regulation S-X or S-B (except, in the case of the unaudited statements, as permitted by Form 10-Q or 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement or as required by GAAP, Parent has not, since the date of its last Quarterly Report or Form 10-QSB, made any material change in the accounting practices or policies applied in the preparation of financial statements.

      5.8 Litigation. Except as set forth in the Parent SEC Documents, there is no claim, action, suit, proceeding, or investigation pending or, to the knowledge of Parent threatened against Parent or its directors, officers, agents or employees (in their capacity as such) relating to Parent's business, its assets or any properties or rights of Parent's business or that is reasonably likely to adversely affect the transactions contemplated hereby. There are no orders, writs, injunctions or decrees currently in force against Parent or its directors, officers, agents or employees (in their capacity as such) with respect to the conduct of Parent's business.

      5.9 Related-Party Transactions. Except as set forth on Section 5.9 of the Disclosure Schedule, no employee, officer, director or stockholder of Parent or Buyer or member of his or her immediate family is currently indebted to Parent or Buyer, and neither Parent nor Buyer is indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. As of the date hereof, except as set forth on Section 5.9 of the Disclosure Schedule, no employee, director, officer or stockholder of Parent or Buyer and no member of the immediate family of any employee, officer, director or stockholder of Parent or Buyer is directly or indirectly interested in any contract with Parent or Buyer.

      5.10 Indebtedness. Section 5.10 of the Disclosure Schedules sets forth the outstanding funded indebtedness (other than indebtedness incurred in the Ordinary Course of Business) of Buyer and a list of the agreements related thereto to which Buyer is a party. Buyer is not in default under any material term of such agreements.

      5.11 Brokers. There is no investment banker, broker, finder, financial advisor or other person which has been retained by or is authorized to act on behalf of Parent or Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VI.
       COVENANTS RELATING TO COMPANY, BUYER AND PARENT CONDUCT OF BUSINESS

      6.1 Seller Conduct of Business Pending the Closing . Except as expressly permitted by this Agreement, during the period from the date of this Agreement through the Effective Time, Seller shall, and shall cause each of its subsidiaries to, in all material respects carry on its business in the Ordinary Course of its Business and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 6.1 of the Disclosure Schedule, Seller shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

      (a) amend its charter or bylaws or other comparable charter or organizational documents;

      (b) merge or consolidate with or effect any business combination with any Person or division thereof;

      (c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or division thereof or (ii) any assets that are material, individually or in the aggregate, to Seller and its subsidiaries, taken as a whole other than Ordinary Course of Business;

      (d) sell, lease, license, mortgage, encumber or otherwise dispose of any of the Assets, other than in connection with sales in the Ordinary Course of Business;

      (e) incur any indebtedness for borrowed money or create any Encumbrance on any of the Assets or guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (i) indebtedness or guarantees in the Ordinary Course of Business and (ii) loans, advances, capital contributions and other investments between Seller and any of its subsidiaries or between subsidiaries of Seller;

      (f) change Seller's independent public accountants or make any change in accounting methods or policies of Seller except as required by the Financial Accounting Standards Board (FASB);

      (g) make any Tax election not in the Ordinary Course of Business; or

      (h) agree or commit to do any of the foregoing.

      6.2 No Solicitation by Seller.

      (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, Seller shall not, nor shall it permit any of its subsidiaries or any of its or their officers, directors or employees or any investment banker, financial advisor, attorney, accountant, agent or other representative retained by it or by any of its subsidiaries to, directly or indirectly through any representative or otherwise (i) solicit or initiate the submission of, any Takeover Proposal involving Seller (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal involving Seller (other than a confidentiality agreement to the extent information is permitted to be furnished to any Person pursuant to this Section 6.2(a)), or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal involving Seller; provided, however, that, nothing contained in this Agreement shall prevent Seller or its Board of Directors from (A) complying with Rules 14-d(9) and 14-e(2) under the Exchange Act or publicly disclosing the existence of a Takeover Proposal involving Seller to the extent required by applicable law or (B) furnishing nonpublic information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Takeover Proposal involving Seller by such Person, if, (x) the failure to take such action would, in the good faith judgment of the Board of Directors of Seller, taking into consideration the advice of outside legal counsel of Seller, violate the fiduciary duties of the Board of Directors of Seller to the Company's stockholders under applicable law, and (y) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such Person, such Board of Directors receives from such Person an executed confidentiality agreement. For purposes of this Agreement, "Takeover Proposal involving Seller" means any proposal by any third party for a merger, consolidation or other business combination involving Seller or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a 25% or greater equity interest in, 25% or more of the voting securities of, or 25% or more of the assets of, Seller or any of its subsidiaries, other than the transactions contemplated by this Agreement and any related transaction entered into by Seller or any of its subsidiaries in the ordinary course of business.

      (b) Seller shall advise Parent as promptly as practicable of any Takeover Proposal involving Seller.

      6.3 Buyer's and Parent's Conduct of Business Pending the Closing. Except as expressly permitted by this Agreement, during the period from the date of this Agreement through the Effective Time, Buyer and Parent shall, and shall cause each of their subsidiaries to, in all material respects carry on their respective businesses in the Ordinary Course of its Business and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 6.3 of the Disclosure Schedule, neither Buyer nor Parent shall, and shall not permit any of their subsidiaries to, without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed:

      (a) amend their charter or bylaws or other comparable charter or organizational documents, except as necessary to authorize a series of preferred stock;

      (b) merge or consolidate with or effect any business combination with any Person or division thereof;

      (c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or division thereof or (ii) any assets that are material, individually or in the aggregate, to Buyer or Parent or their subsidiaries, taken as a whole, other than Ordinary Course of Business;

      (d) sell, lease, license, mortgage, encumber or otherwise dispose of any assets of Buyer or Parent or any of their subsidiaries, other than in connection with sales in the Ordinary Course of Business;

      (e) incur any indebtedness for borrowed money in excess of $1 million, or create any Encumbrance on any of the assets of Buyer or Parent or any of their subsidiaries or guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than
(i) indebtedness or guarantees in the Ordinary Course of Business and (ii) loans, advances, capital contributions and other investments between Buyer or Parent and any of their subsidiaries or between subsidiaries of Buyer or Parent;

      (f) change Buyer's or Parent's independent public accountants or make any change in accounting methods or policies of Buyer or Parent except as required by the Financial Accounting Standards Board (FASB);

      (g) make any Tax election not in the Ordinary Course of Business; or

      (h) agree or commit to do any of the foregoing.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

      7.1 Stockholder Meetings.

      (a) Seller shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Stockholder Meeting") for the purpose of considering the approval of this Agreement. Seller shall, through its Board of Directors, recommend to its stockholders approval of this Agreement, shall use its reasonable best efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation, except if in the good faith judgment of the Seller's Board of Directors, taking into consideration the written advice of outside legal counsel of Seller, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of Seller's Board of Directors to the Company's stockholders under applicable law.

      (b) Parent shall, within sixty (60) days of the Closing, hold a meeting of its shareholders in order to, among other things, authorize a class of preferred stock that can be used to satisfy the conversion features of the Purchaser's note.

      7.2 Preparation of the Proxy Statement. Seller shall promptly (i) prepare, and provide Parent reasonable opportunity to review and provide comments to, a proxy statement relating to the Company Stockholder Meeting (the "Proxy Statement") and (ii) file the Proxy Statement with the SEC. Seller shall use its reasonable best efforts to mail the Proxy Statement to its stockholders as soon as practicable thereafter.

      7.3 Access to Information; Meetings with Company Officers; Access of Seller to Certain Records; Financial Statements.

      (a) Subject to currently existing contractual and legal restrictions applicable to Seller or any of its subsidiaries, Seller shall, and shall cause each of its subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its properties, books, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Seller shall, and shall cause each of its subsidiaries to, furnish promptly to Parent
(i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) a copy of the unaudited financial statements of Seller for each month ended during such period, in each case within 15 days after the last day of each such month ended and (iii) all other information concerning its business, properties and personnel as Parent may reasonably request. All information obtained pursuant to this Section 7.3 shall be kept confidential.

      (b) From and after the Closing Date, Parent shall, and shall cause each of its subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Seller reasonable access to, and permit them to make such copies as they may reasonably require of, during normal business hours, the Records relating to the Assets.

      (c) From the date hereof until the Closing Date, within ten (10) days following the end of each calendar month, Parent shall provide to Seller and Seller shall provide to Parent, as applicable, copies of each party's unaudited financial statements for such calendar month.

      7.4 Certain Payments, Fees and Expenses.

      (a) Except as provided in this Section 7.4 and Section 7.8, whether or not the transactions contemplated by this Agreement is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including the fees and disbursements of counsel and accountants and all financing commitment fees, shall be paid by the party incurring such costs and expenses from funds other that the Assets; provided, however, that all printing and mailing expenses and all filing fees (including filing fees under the Exchange Act) and all fees and expenses incurred with respect to communication with Seller's stockholders in connection with this Agreement and the transactions contemplated hereby shall be paid by Seller promptly when due.

      (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by (i) Seller pursuant to Section 9.1(g), or (ii) Parent pursuant to Section 9.1(h), then, in each case, Seller shall pay to Parent a fee of USD 250,000 in cash.

      (c) In the case of such a termination of this Agreement by Seller, such payment shall be made no later than, and shall be a condition to the validity of, such termination; provided, however, that Seller may offset such payment against the amounts then due to Seller under the Bridge Note.

      7.5 Reasonable Best Efforts.

      (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the sale of the Assets to Buyer and the other transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from all Governmental Bodies and the making of all necessary registrations and filings (including filings with Governmental Bodies) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Body; (ii) obtaining all necessary Consents; (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed; and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the sale of the Assets at the behest of any Governmental Body without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.


      (b) Each party hereto shall use its reasonable best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or result in a material breach of any covenant made by it in this Agreement or which could reasonably be expected to impede, interfere with, prevent or delay in any material respect, the sale of the Assets.

      7.6 Public Announcements. Neither Parent nor Seller shall issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the rules of the NASDAQ national market ("NASDAQ").

      7.7 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to Seller, and Seller shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or nonoccurrence, of any event of which it is aware and which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any failure of Parent or Seller, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.8 Transition; Transition Services.

      (a) Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Seller from maintaining the same business relationships with Buyer after the Closing as it maintained with Seller prior to the Closing. Seller will refer all customer inquiries relating to the business of Seller to Buyer from and after the Closing.

      (b) Buyer and Parent shall be entitled to access to Seller's offices, for a period of up to 180 days from the Closing Date, at a rate of $5,000 per month during each such month when such offices are actually utilized. Payment is due in advance on the first day of each month for which Buyer or Parent desires to utilize Seller's offices.

      7.9 Covenant Not to Compete. Seller acknowledges that it has special knowledge, expertise, contacts and other information with respect to the Restricted Business (as defined below). In further consideration of the sale hereby, Seller agrees to be bound by the terms of this Section 7.9. Seller acknowledges that the restrictions set forth in this Section 7.9 are necessary and appropriate to protect the interest of Buyer and to ensure that Buyer obtains all of the benefits intended to be conveyed to Buyer by Seller pursuant to this Agreement, including the goodwill of Seller.

      (a) Certain Defined Terms. The following words and phrases shall have the meaning set forth below:

            (i) "Restricted Business" means the business of providing VOIP products and services to retail and wholesale purchasers.

            (ii) "Territory" means the United States, Latin America, Europe, India, Iran and Japan. Seller acknowledges that Buyer must protect itself on such basis. Seller recognizes and acknowledges that Buyer will be engaged, directly or indirectly, in the Restricted Business throughout the Territory and that it is reasonable and necessary for Buyer to protect its interest on such basis.

      (b) Non-competition. Seller hereby agrees that for five years after the Closing Date, Seller will not, directly or indirectly, (i) have any ownership interest (whether as proprietor, partner, stockholder or otherwise) in, (ii) be an officer, director or general or managing partner of, or hold a similar position in, (iii) act as agent, broker or distributor for, or adviser or consultant to, (iv) be employed in, or (v) otherwise engage in, any business or business activities (without regard to the form in which conducted) Buyer which is engaged, or which Seller reasonably knows Buyer is undertaking to become engaged, in the Territory in the Restricted Business; provided, however, that
(A) the ownership by Seller of less than one percent (1%) of the shares of capital stock of a publicly held corporation, and (B) Seller's status as a limited partner or member in investment fund vehicles, in which Seller does not hold a controlling interest, or does not hold a position on the governing body thereof, shall in no event be deemed a violation of the foregoing.

      (c) No Interference With Employees. Seller hereby agrees that during a period of five years after the Closing Date, Seller will not, directly or indirectly, solicit, request, induce, assist or encourage any other employee of Seller or any of its subsidiaries to terminate his or her employment with Buyer or any of its subsidiaries, respectively.

      (d) Trade Secrets; Confidential Information. Seller recognizes and acknowledges that it has had access to certain highly sensitive, special or unique information that is confidential or proprietary, and agrees that it shall not at any time after the date hereof, use or divulge, furnish or make accessible to anyone (other than in the regular course of the business of Seller) any knowledge or information of a confidential or secret nature with respect to the business affairs (including, but not limited to, any information concerning customers or accounts) of Seller except as may otherwise be required by law or may otherwise become public knowledge from a source, other than Seller, who are entitled to disclose such information.

      (e) Miscellaneous. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.9 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      7.10 Registration Rights. In addition to the rights of Seller under SEC Rule 144, if at any time during the two years after the Closing, Parent shall prepare and file one or more registration statements under the Securities Act with respect to public offering of equity securities of Parent, other than a registration statement on Forms S-4, S-8, or similar form, Parent will include in any such registration statement such information as is required, and such number of shares of Parent's common stock, par value $0.001 per share (the "Common Stock"), common stock held by Seller or as to which Seller has the right to obtain through exercise or conversion, to permit a public offering of such shares of Common Stock; provided, however, that (i) after Seller has sold 1,250,000 shares pursuant to any such registration statement(s), the maximum number of shares that Seller may sell pursuant to any such registration statement(s) shall not exceed 500,000 shares in any calendar quarter and (ii) if, in the written opinion of the Parent's managing underwriter, if any, for such offering, the inclusion of the shares requested to be registered, when added to the securities being registered by Parent or the selling security holder(s), would exceed the maximum amount of Parent's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then Parent may exclude from such offering pro rata among all shareholders requesting registration that portion of the shares required to be so registered so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affecting the entire offering. Parent shall bear all fees and expenses other than the fees and expenses of Seller's counsel incurred in the preparation and filing of such registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus thereof to such Seller. This right shall be personal to Seller and not transferable.

      7.11 Employees and Employee Benefits.

      (a) Information on Active Employees. For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by Seller for its business who are employed exclusively in Seller's business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

      (b) Employment of Active Employees by Buyer.

              (i) Buyer is not obligated to hire any Active Employee but may interview all Active Employees. Buyer will provide Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Subject to Legal Requirements, Buyer will have reasonable access to the Seller's office and personnel Records (including performance appraisals, disciplinary actions, grievances and medical Records) of Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Active Employees.

            (ii) It is understood and agreed that (A) Buyer's expressed intention to extend offers of employment as set forth in this Section 6.11 shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

      (c) Salaries and Benefits.

            (i) Seller shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date, and (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA.

            (ii) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Seller Employee Benefit Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

      7.12 Retention Records and Access. After the Effective Date, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and its representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or Tax Returns or deal with tax audits. After the Effective Date, Seller shall provide Buyer and its representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Buyer in such notice.

      7.13 Board Observer; Board Member.

      (a) Buyer hereby grants board observation rights to a representative of Seller (the "Observer") for so long as Seller holders 10% or more of the outstanding Parent Common Stock (or securities exercisable for, or convertible into, 10% or more of the outstanding Parent Common Stock). The Observer shall be entitled to attend all meetings of the Board of Directors of Buyer and receive the same information and materials as the other members of the Board of Directors in connection with such meetings; provided, however, that the Board of Directors of Buyer, in its sole discretion, may exclude the Observer from all or part of any meeting and redact such materials in order to preserve attorney client privilege, confidential information or trade secrets. The Observer shall be required to enter into a Confidentiality and Nondisclosure Agreement with Buyer.

      (b) Parent shall nominate Mr. Michael Adler for election to, and use its best effort to cause Mr. Adler to be elected to, the Board of Directors of Parent at the next annual meeting of stockholders of Parent. Mr. Adler, upon election, shall be designated Chairman of the Board. As Chairman of the Board, Mr. Adler shall not be an executive officer of Parent.

      7.14 Purchase Note; Conversion Price of Preferred Stock. The Purchase Note shall provide that it is convertible into either Parent Common Stock or preferred stock of Parent at such time that Parent establishes a series of preferred stock. The conversion price of any such series of preferred stock shall be $1.06; provided, however, that if the average closing bid price of the Parent Common Stock for a period of ten (10) trading days prior to the Closing Date is less than $1.06, the conversion price into Parent Common Stock shall be adjusted to an amount equal to 120% of the average closing bid price of the Parent Common Stock during such ten (10) day period; provided further, however, that such adjusted conversion price shall in no event be less than $0.80 or greater than $1.06.

      7.15 Accounts. The Accounts Receivable of Seller conveyed to Buyer as part of the Assets at Closing, net of the allowance for doubtful accounts, shall equal or exceed Seller's accounts payable which are assumed by Buyer hereunder as of the Closing Date. None of such Accounts Receivable shall more than 60 days past due. To the extent that such Accounts Receivable conveyed to Buyer are less than Seller's accounts payable assumed by Buyer, Seller shall pay to Parent the difference (the "Excess Amount."). If Seller is required to pay the Excess Amount, Parent shall issue to Buyer a number of shares of Parent Common Stock equal to one share of Parent Common stock for each dollar of the Excess Amount, up to a maximum of 500,000 shares.

                                  ARTICLE VIII
                         CONDITIONS PRECEDENT TO CLOSING

      8.1 Conditions to Closing. The respective obligations of each party to effect the sale of the Assets and the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

      (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of Seller at the Stockholder Meeting in accordance with applicable law, the certificate of incorporation and bylaws of Seller and the rules and regulations of NASDAQ.

      (b) Authorizations and Consents. All Consents or terminations or expirations of waiting periods imposed by, any Governmental Body, which the failure to obtain, make or occur would have the effect of making the sale of the Assets or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a material adverse effect on Parent (assuming the sale of the Assets had taken place), shall have been obtained, shall have been made or shall have occurred.

      (c) No Order. No court or other Governmental Body having jurisdiction over the Company or Parent, or any of their respective subsidiaries, shall have been enacted, issued, promulgated, enforced or entered under any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the sale of the Assets or any of the transactions contemplated hereby illegal.

      (d) Consents. Parent shall have obtained the consent to the transactions contemplated by this Agreement of each of (i) Cedar and (ii) the requisite investors in Parent's financing transactions consummated on July 5, 2005. Cedar shall have confirmed in writing to Seller that Parent is not in default of any of its agreements with Cedar as of the Closing Date.

      (e) Internal Controls. Parent's internal controls shall be reasonably satisfactory to Seller and there shall be no material weaknesses in, or changes to, such internal controls that have materially affected or are reasonably likely to materially affect, such internal controls in an adverse manner.

      8.2 Conditions to Obligations of Seller. The obligation of Seller to consummate the sale of the Assets to Buyer shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

      (a) Performance of Obligations; Representations and Warranties. Each of Parent and Buyer shall have performed in all material respects each of its agreements contained in this Agreement required to be performed by them on or prior to the Effective Time, each of the representations and warranties of Parent and Buyer contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date that shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Seller shall have received a certificate signed on behalf of Parent by an officer to such effect.

                  Buyer and Parent Deliveries. Buyer and Parent shall have
            delivered to Seller the instruments and documents set forth in
            Section 3.2(b).

      8.3 Conditions to Obligations of Parent and Buyer. The obligations of Parent and Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

      (a) Performance of Obligations; Representations and Warranties. Seller shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Seller contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date that shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date that shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of Seller by its Chief Executive Officer and its Chief Accounting Officer to such effect.

      (b) Consents. Seller shall have obtained the Consent of each Person that is not a Governmental Body whose Consent shall be required in connection with the sale of the Assets or any of the transactions contemplated hereby, except as to which the failure to obtain such Consents would not, individually or in the aggregate, have a material adverse effect on Parent (as if the sale of the Assets had been made).

      (c) Secretary's Certificate. Parent shall have received a certificate, dated as of the date of Closing, of the secretary of Seller, in form and substance reasonably satisfactory to Parent, certifying (i) the certificate of incorporation of each of Seller and each subsidiary, (ii) the bylaws of Seller and each subsidiary, (iii) a certificate of good standing for each of Seller and its subsidiaries duly certified by the Secretary of State of the State of Delaware and (iv) the incumbency of each individual authorized to execute this Agreement on behalf of Seller.

      (d) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Body relating to this Agreement or any of the transactions contemplated hereby which is reasonably likely to result in a material adverse effect on Seller or Parent.

      (e) Material Adverse Effect. Since the date of this Agreement, there shall have been no events, changes, circumstances or effects that, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on Seller or the Assets.

      (f) Seller Deliveries. Seller shall have delivered to Buyer the instruments and documents set forth in Section 3.2(a).

                                  ARTICLE IX.
                        TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination. Subject to Section 9.4(b), this Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the sale of the Assets by the stockholders of Seller:

      (a) by mutual written consent of Parent and Seller;

      (b) by either Parent or Seller if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the nonbreaching party of such failure to comply;

      (c) by either Parent or Seller if there has been (i) a breach by the other party (in the case of Parent, including any breach by Buyer) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any breach by Buyer) of any representation or warranty, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the nonbreaching party of written notice of the breach;

      (d) by Parent or Seller if the transactions contemplated by this Agreement have not been effected on or prior to the close of business on the date that is 120 days after the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the sale of the Assets to have occurred on or prior to the aforesaid date;

      (e) by Parent or Seller if any court or other Governmental Body having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the sale of the Assets and such order, decree, ruling or other action shall have become final and nonappealable;

      (f) by Parent or Seller if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that Seller may not terminate this Agreement pursuant to this Section 9.1(f) if Seller has not complied with its obligations under Sections 6.1 and 6.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the stockholder approval to be obtained at the Stockholder Meeting;

      (g) by Seller on or after the tenth calendar day after Seller has notified Parent in writing that the Board of Directors of Seller has determined that a Takeover Proposal involving Seller constitutes a Superior Proposal (as hereinafter defined); provided, that, as of such tenth calendar day after Seller has so notified Parent, the Board of Directors of Seller continues to believe in its good faith judgment, after taking into consideration any changes in the terms of the transactions contemplated by this Agreement that have been proposed by Parent on or prior to such date, that such Takeover Proposal involving Seller continues to constitute a Superior Proposal. For purposes of this Agreement "Superior Proposal" means a Takeover Proposal involving Seller that the Board of Directors of Seller determines in its good faith judgment, after consultation with its financial advisors, is more favorable to Seller's stockholders than the transactions contemplated by this Agreement; or

      (h) by Parent if the Board of Directors of Seller shall have recommended to the stockholders of Seller any Takeover Proposal involving Seller.

      The right of any party hereto to terminate this Agreement pursuant to this
Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

      9.2 Effect of Termination. In the event of termination of this Agreement by either Parent or Seller , as provided in Section 9.1, this Agreement shall forthwith become void, except as provided in Section 7.4, and there shall be no liability hereunder on the part of Seller, Parent, Buyer or their respective officers or directors and Section 1.4 and Article X, which shall survive the termination); provided, however, that nothing contained in this Section 9.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

      9.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented at the Stockholder Meeting, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X.
                                 INDEMNIFICATION

      10.1 Indemnification by Seller. Subject to the provisions of this Article X, Seller agrees to indemnify, defend and hold Parent, Buyer and their affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as "Buyer Indemnified Persons"), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys'
fees) (collectively, "Losses") that any Buyer Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the Excluded Liabilities or the Excluded Assets; (b) the nonfulfillment of any covenant, undertaking, agreement or other obligation of Seller or any other party (other than Buyer or Parent) under this Agreement or any Schedule hereto; (c) any inaccuracy of any representation of Seller or any other party (other than Buyer or Parent) in this Agreement or any Schedule hereto; (d) the breach of any warranty or covenant of Seller or any other party (other than Buyer or Parent) in this Agreement or any Schedule hereto; (e) any and all environmental liabilities relating to the Assets incurred prior to the Closing Date; (f) any failure of Seller to comply with the laws of any jurisdiction relating to bulk transfers that may apply in connection with the sale and transfer of the Assets to Buyer; (g) any and all liabilities for Taxes (including the obligation to contribute to the payment of a tax determined on a consolidated, combined, or unitary basis with respect to a group of corporations that includes or included Seller) of Seller or its respective affiliates for all taxable periods or portions thereof ending on or before the Closing Date; (h) any and all liabilities for Taxes of any person under Treas. Reg. Section 1.1502-6(a) (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise; or (i) any and all gains, transfer, sales, use, bulk sales, recording, registration, documentary, stamp, and other Taxes that may result from, or be incurred in connection with the transactions contemplated by this Agreement ("Conveyance Taxes"). "Losses" as used in this
Article X is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses. Notwithstanding the foregoing, Seller shall not be liable for indemnification hereunder until the aggregate Losses incurred by Parent or Buyer exceed $200,000, and Seller shall only be liable for the amount of such excess. The maximum liability of Seller to Parent and Buyer for Losses hereunder shall be $4,000,000.

      10.2 Indemnification by Buyer. Subject to the provisions of this Article X, Buyer and Parent agree to indemnify, defend and hold Seller and its affiliates, parents, stockholders, subsidiaries, officers, directors, members, managers, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as "Seller Indemnified Persons"), harmless from and against any and all Losses that any Seller Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the use of the Assets after the Closing Date; (b) the nonfulfillment of any covenant, undertaking, agreement or other obligation of Buyer under this Agreement or any Schedule hereto; (c) any inaccuracy of any representation of Buyer in this Agreement or any Schedule hereto; (d) the breach of any warranty or covenant of Buyer in this Agreement or any Schedule hereto; (e) any and all environmental liabilities relating to the Assets incurred after the Closing Date; or (f) liabilities for Taxes of Buyer for all taxable periods or portions thereof ending on or after the Closing Date. Notwithstanding the foregoing, Buyer shall not be liable for indemnification hereunder until the aggregate Losses incurred by Seller exceed $200,000, and Buyer shall only be liable for the amount of such excess. The maximum liability of Parent and Buyer to Seller for Losses hereunder shall be $4,000,000.

      10.3 Survival of Representations, Warranties and Covenants. The several representations, warranties and covenants contained in this Agreement and Buyer Indemnified Persons' right to indemnity in accordance with this Article VII shall survive the Closing Date and shall remain in full force and effect for 12 months thereafter, at which time all such claims shall terminate except such claims notice of which has been given to Seller prior to the expiration of such 12-month period; provided, however, that the representations and warranties (and related right to indemnity) set forth in Sections 4.1, 4.2, 4.6(a), 5.1 and 5.2 shall survive indefinitely, and the representations and warranties (and related right to indemnity) set forth in Sections 4.11 and 4.12 shall survive for the length of the applicable statute of limitations.

      10.4 Notice and Opportunity to Defend. If a claim for Losses (a "Claim") is to be made by any Buyer Indemnified Person or Seller Indemnified Person (any such indemnified person, hereinafter a "Claimant") seeking indemnification hereunder, such Claimant shall notify the indemnifying party or parties (any such indemnifying party, a "Respondent") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, Claimant shall give Respondent written notice of such claim or the commencement of such action or proceeding as provided above. Delay or failure to so notify Respondent shall only relieve Respondent of its obligation to the extent, if at all, that Respondent is prejudiced by reason of such delay or failure. Respondent shall have a period of 30 days within which to respond thereto. If Respondent accepts responsibility or does not respond within such 30 day period, then Respondent shall be obligated to compromise or defend, at its own expense and by counsel chosen by Respondent, which counsel shall be acceptable to such Buyer Indemnified Person or Seller Indemnified Person, as the case may be, such matter, and Respondent shall provide Claimant with such assurances as may be reasonably required by Claimant to assure that Respondent will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Sections 10.3 and 10.4 hereof. If Respondent fails to assume the defense of such matter within said 30 day period, Claimant will (upon delivering notice to such effect to Respondent) have the right to undertake, at Respondent's cost and expense, the defense, compromise or settlement of such matter on behalf of such Claimant. The Claimant agrees to cooperate with Respondent and its counsel in the defense against any such asserted liability. In any event, Claimant shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by Respondent shall require the prior written consent of Claimant, which consent will not be unreasonably withheld and in the event Claimant defends any such asserted liability, then any compromise of such asserted liability by Claimant shall require the prior written consent of Respondent, which consent shall not be unreasonably withheld.

      10.5 Remedies Exclusive. The remedies conferred by this Article X are intended to be exclusive of and shall supersede any other remedy available under law or at equity.

      10.6 Right of Setoff. Upon notice to Seller specifying in reasonable detail the basis therefore, Buyer shall first set off any amount to which it may be entitled under this Article X against amounts otherwise payable to Seller under the Purchase Note, prior to making a claim for payment pursuant to Section
10.1. The exercise of such right of setoff by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under any instrument deferring the rights of the Parties. The exercise of such right of setoff will not constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

      10.7 Settlement of Disputes.

      (a) Arbitration. All disputes with respect to any claim for indemnification under this Article VII and all other disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement shall be submitted to arbitration pursuant to the following procedures:

            (i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall include a statement of the matter in controversy;

            (ii) Within 30 days after receipt of such demand, an arbitrator shall be chosen by the American Arbitration Association ("AAA").

            (iii) The arbitration hearing shall be held within 30 days of appointment of the arbitrator in Dallas, Texas, at a location designated by the arbitrator. The Commercial Arbitration Rules of the AAA shall be used and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply;

            (iv) An award rendered by the arbitrator appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, shall not award punitive damages, and judgment on such award may be entered by either party in a court of competent jurisdiction; and

            (v) Except as set forth in subsection (b) below, the parties stipulate that the provisions of this Section 10.6 shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

      (b) Emergency Relief. Notwithstanding anything in this Section 10.6 to the contrary, either party may seek emergency relief from a court for any remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

                                  ARTICLE XI.
                                  MISCELLANEOUS

      11.1 Expenses. Seller and Buyer shall each pay all costs and expenses incurred by it on its behalf, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their financial consultants, accountants and legal counsel.

      11.2 Notices. All notices, requests, demands and other communications given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:

            If to Seller:

                  WQN, Inc.
                  14911 Quorum Drive, Suite 140
                  Dallas, Texas  75254
                  Attention:  Chief Executive Officer
                  Telecopy No.:  972-980-4453
                  Telephone No.:  972-361-1980

            With a copy to:

                  Patton Boggs LLP
                  2100 Ross Avenue  Suite 3000
                  Dallas, Texas  75201
                  Attention:  Charles Miller, Esq.
                  Telecopy No.:  214-758-1550
                  Telephone No.: 214-758-1500

            If to Buyer or Parent:

                  VOIP, Inc.
                  12330 S.W. 53rd Street
                  Suite 712
                  Ft. Lauderdale, FL 33330
                  Telecopy No.: 954-434-2877
                  Telephone No.: 954-434-2000

            With a copy to:

                  Andrews Kurth LLP
                  1717 Main Street  Suite 2700
                  Dallas, Texas  75201
                  Attention:  Ronald Brown, Esq.
                  Telecopy No.:  214-659-4819
                  Telephone No.:  214-659-4469

      All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the parties shall hereafter notify the other in accordance with this Section 11.2 of any change of address or telecopy number to which notice is required to be mailed.

      11.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      11.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the parties.

      11.5 Headings. The headings contained in this Agreement and in the Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      11.6 Assignment. This Agreement shall be binding upon the respective successors and assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

      11.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

      11.8 No Third-Party Rights. This Agreement is not intended, and shall not be construed, to create any rights in any parties other than Buyer or Seller, and no Person shall assert any rights as third-party beneficiary hereunder.

      11.9 Non-Waiver. The failure in any one or more instances of a party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

      11.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      11.11 Incorporation of Exhibits and Schedules. The Exhibits and Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written.

                                    WQN, INC.


                                    By:   /s/   B. Michael Adler
                                       ---------------------------------------
                                    Name:       B. Michael Adler
                                         -------------------------------------
                                    Title:      CEO
                                          ------------------------------------


                                    VOIP, INC.


                                    By:   /s/   Steven Ivester
                                       ---------------------------------------
                                    Name:       Steven Ivester
                                         -------------------------------------
                                    Title:      Chief Executive Officer
                                          ------------------------------------


                                    VOIP ACQUISITION COMPANY


                                    By:   /s/   Steven Ivester
                                       ---------------------------------------
                                    Name:       Steven Ivester
                                         -------------------------------------
                                    Title:      Chief Executive Officer
                                          ------------------------------------

                               DISCLOSURE SCHEDULE

                                    EXHIBIT A
                       ASSIGNMENT AND ASSUMPTION AGREEMENT



                                                               Exhibit A - Pg. 1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ______, 2005 (the "AGREEMENT"), is made by and between WQN, INC., a Delaware corporation ("ASSIGNOR"), and VOIP., INC., a Texas corporation ("ASSIGNEE").
                                    RECITALS

      WHEREAS, Assignor desires to sell, assign and transfer to Assignee certain assets of Assignor described below (the "Assets"); and

      WHEREAS, Assignee desires to accept the assignment and transfer of the Assets and to assume certain liabilities of Assignor (the "Assumed Liabilities").

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, Assignor and Assignee agree as follows:

            1. ASSIGNMENT OF RIGHTS. Except as limited by the terms of this
      Section 1, Assignor hereby transfers, conveys and assigns to Assignee all of Assignor's right, title and interest to the assets described in that certain Asset Purchase Agreement, of even date herewith (the "Asset Purchase Agreement"), by and between Assignor and Assignee.

            2. ASSUMPTION OF LIABILITIES. Assignee hereby undertakes and agrees to, pay, perform and/or discharge when due all liabilities and obligations set forth on Exhibit A hereto. Such liabilities and obligations do not include any Excluded Liabilities (as defined in the Asset Purchase Agreement).

            3. GOVERNING LAW; VENUE. This Agreement shall be governed by, and construed in accordance with, the domestic, internal laws of the State of Texas without regard to its rules of conflict of laws.

            4. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            5. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

            6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.



                                                               Exhibit A - Pg. 2

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                    ASSIGNOR:

                                    WQN, INC.


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    ASSIGNEE:

                                   VOIP, INC.



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------



                                                               Exhibit A - Pg. 3

                                    EXHIBIT B
                       SECURED CONVERTIBLE PROMISSORY NOTE



                                                              Exhibit B - Pg.  1

UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOIP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                CONVERTIBLE NOTE

      FOR VALUE RECEIVED, VOIP, INC., a Texas corporation (hereinafter called "Borrower"), hereby promises to pay to WQN, Inc., 14911 Quorum Drive, Suite 140, Dallas, Texas 75254 (the "Holder") or its registered assigns or successors in interest or order, without demand, the sum of Three Million Seven Hundred Thousand Dollars ($3,700,000) (the "Principal Amount"), with simple and unpaid interest, beginning from and after the date that is 90 days after the date of this Note, at a rate of 6% thereon, on August __, 200__ (the "Maturity Date"), if not sooner paid.

      This Note has been entered into pursuant to the terms of an asset purchase agreement, dated of even date herewith (the "Asset Purchase Agreement"), between the Borrower and the Holder and shall be governed by the terms of such Asset Purchase Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Asset Purchase Agreement. The following terms shall apply to this Note:

                                    ARTICLE I
                             INTEREST; AMORTIZATION

      1.1 Minimum Monthly Principal Payments. Amortizing payments of the outstanding Principal Amount and interest on this Note shall commence on the one hundred twentieth (120th) day after the date of this Note and on the same day of each month thereafter (each a "Repayment Date") until the Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such principal and accrued interest into (a) shares of Series A Preferred Stock, par value $0.001 per share (the "Preferred Stock"), if the Borrower has filed a Certificate of Designation establishing a series of Preferred Stock, or (b) shares of common stock, par value $0.001 per share (the "Common Stock"), if the Borrower has not filed a Certificate of Designation establishing a series of Preferred Stock, in each case pursuant to the terms hereof. Subject to Article II below, on each Repayment Date, the Borrower shall make payments to the Holder in the amount of 8.33% of the initial Principal Amount, together with interest accrued on such portion of the initial Principal Amount and any other amounts which are then owing under this Note that have not been paid (collectively, the "Monthly Amount"). Payments made by the Holder or Borrower pursuant to Article II shall be applied first against accrued interest on the Principal Amount and then to Principal Amounts of not yet due Monthly Amounts, commencing with the Monthly Amount next payable and then Monthly Amounts thereafter in chronological order. Any Principal Amount, interest and any other sum arising under the Asset Purchase Agreement and any agreements entered into in connection therewith (the "Transaction Documents") that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.


                                                              Exhibit B - Pg.  2

      1.2 Default Interest Rate. Following the occurrence and during the pendency of an Event of Default (as defined in Article IV), which, if susceptible to cure is not cured within twenty (20) days, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 6.7) automatically be twelve percent (12%), and all outstanding obligations under this Note shall accrue interest from the date of such Event of Default at such interest rate applicable to such obligations until such Event of Default is cured or waived.

                                   ARTICLE II
                                CONVERSION RIGHTS

      2.1 Holder's Optional Conversion Rights. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, and any sum arising under the Transaction Documents, (a) into shares of Preferred Stock if the Borrower has filed a Certificate of Designation establishing a series of Preferred Stock, or (b) into shares of Common Stock, if the Borrower has not filed a Certificate of Designation establishing a series of Preferred Stock (in each case, the "Conversion Shares"), subject to the terms and conditions set forth in this Article II. If this Note is converted into shares of Preferred Stock, the number of shares of Preferred Stock into which this Note shall be converted shall be equal to (i) the sum of (x) the principal amount due under this Note, and (y) the amount of accrued but unpaid interest thereon, (ii) divided by ten (10) (the number derived by dividing the amount in clause (i) by the amount in clause (ii) being referred to as the "Conversion Amount"). If this Note is converted into Common Stock, the number of shares of Common Stock into which this Note shall be converted shall be equal to the product of (A) the Conversion Amount, and (B) 9.43, subject to adjustment pursuant to Section 7.14 of the Asset Purchase Agreement (in each case, the number derived pursuant to clauses (i) and (ii) or (A) and (B), is referred to as the "Fixed Conversion Price") as the same may be adjusted pursuant to this Note. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 2.3.

      2.2 Automatic Conversion. This Note shall be automatically converted, without any further action on the part of Holder, at such time as Borrower shall have filed the Articles of Amendment to the Articles of Incorporation attached as Exhibit A hereto, and the Certificate of Designation establishing the Series A Convertible Preferred Stock attached as Exhibit B hereto, with the Secretary of State of the State of Texas, having the relative rights and preferences as set forth therein.

      2.3 Mechanics of Holder's Conversion. In the event that the Holder elects to convert any amounts outstanding under this Note into Conversion Shares, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a "Notice of Conversion") to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted. The original
Note is not required to be surrendered to the Borrower until all sums due under the Note have been paid. On each Conversion Date and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a "Conversion Date." A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit C. Upon delivery of a Notice of Conversion in proper form, the Principal Amount and interest covered by such Notice of Conversion shall be deemed to be converted for all purposes, without further action required on the part of the Holder or Borrower.


                                                              Exhibit B - Pg.  3

      2.4 Conversion Price Adjustments. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding (the Fixed Conversion Price, as adjusted as provided herein being referred to as the "Conversion Price"), as follows:

            (a) Merger, Sale of Assets, etc. If Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section
      2.4 shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

            (b) Reclassification, etc. If Borrower at any time shall, by reclassification or otherwise, change the Preferred Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Preferred Stock immediately prior to such reclassification or other change.

            (c) Stock Splits, Combinations and Dividends. If the shares of Preferred Stock are subdivided or combined into a greater or smaller number of shares of Preferred Stock, or if a dividend is paid on the Preferred Stock in shares of Preferred Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Preferred Stock outstanding immediately after such event bears to the total number of shares of Preferred Stock outstanding immediately prior to such event.

      2.5   Adjustments to Conversion Price for Diluting Issues.

            (a) Special Definitions. For purposes of this Section 2.5, the following definitions shall apply:


                                                              Exhibit B - Pg.  4

                  (i) "Option" shall mean rights, options or warrants to
            subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below), excluding rights or options granted to employees, directors or consultants of the Company pursuant to an option plan adopted by the Board of Directors of Borrower to acquire up to that number of shares of Common Stock as is equal to fifteen (15%) percent of the Common Stock outstanding (provided that, for purposes of this Subsection 2.5(a)(i), all shares of Common Stock issuable upon (A) exercise of options granted or available for grant under plans approved by the Board of Directors, (B) conversion of shares of Preferred Stock, or (C) conversion of Preferred Stock issuable upon conversion or exchange of any Convertible Security, shall be deemed to be outstanding).

                  (ii) "Original Issue Date" shall mean the date of this Note.

                  (iii) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 2.5(c) below, deemed to be issued) by the Company after the Original Issue Date and other than shares of Common Stock issued or issuable:

                        (A) as a dividend or distribution on the Preferred
            Stock;

                        (B) by reason of a dividend, stock split, split up or
            other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (A);

                        (C) upon the exercise of options excluded from the
            definition of "Option" in Section 2.5(a)(i); or

                        (D) upon conversion of shares of the Preferred Stock.

                  (v) "Rights to Acquire Common Stock" (or "Rights") shall mean all rights issued by Borrower to acquire common stock whatever by exercise of a warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

            (b) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made, by adjustment in the Conversion Price thereof unless the consideration per share (determined pursuant to Section 2.5(e) below for an Additional Share of Common Stock issued or deemed to be issued by Borrower is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such additional shares.

            (c) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If Borrower at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.5(e) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:


                                                              Exhibit B - Pg.  5

                  (i) No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

                  (ii) Upon the expiration or termination of any unexercised
            Option or Right, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

                  (iii) In the event of any change in the number of shares of
            Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment that was made upon the issuance of such Option, Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

            (d) Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock. If Borrower shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.5(c), but excluding shares issued as a dividend or distribution or upon a stock split or combination as provided in Section 2.4(c)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately after such issue plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Rate; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue.


                                                              Exhibit B - Pg.  6

            (e) Determination of Consideration. For purposes of this Section 2.5(e), the consideration received by Borrower for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i) Cash and Property: Such consideration shall:

                        (A) insofar as it consists of cash, be computed at the
            aggregate of cash received by Borrower, excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) insofar as it consists of property other than cash,
            be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        (C) in the event Additional Shares of Common Stock are
            issued together with other shares or securities or other assets of Borrower for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                  (ii) Options, Rights and Convertible Securities. The
            consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 2.5(c), relating to Options, Rights and Convertible Securities, shall be determined by dividing

            (a) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

            (b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

      2.6 Statement of Adjustment. Whenever the Conversion Price is adjusted pursuant to Sections 2.4(a) or 2.5 or any Transaction Document, Borrower shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

      2.7 Reservation. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Preferred Stock and Common Stock not less than one hundred percent (100%) of the number of shares to provide for the issuance of the Conversion Shares upon the full conversion of this Note. Borrower represents that upon issuance, such Conversion Shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Preferred Stock upon the conversion of this Note.


                                                              Exhibit B - Pg.  7

      2.8 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Company. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Borrower against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

                                   ARTICLE III
                           EVENTS OF DEFAULT; REMEDIES

      3.1 Events of Default. The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make the Principal Amount and interest then remaining unpaid thereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

            (a) Borrower should fail for any reason or for no reason to make any payment of the Principal Amount of, interest on or other charges in respect of this Note, within three (3) days of the date the same shall become due and payable (whether on an installment, a Repayment Date or the Maturity Date or by acceleration or otherwise);

            (b) Borrower shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note, or any Transaction Document, or any other note issued, or shall hereinafter be issued to the Holder or its affiliates, which is not cured within the time prescribed or if no time is prescribed, within ten (10) days after written notice to Borrower; or

            (c) Borrower or any subsidiary of Borrower shall commence, or there shall be commenced against Borrower or any subsidiary of Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Borrower or any subsidiary of Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or any subsidiary of Borrower or there is commenced against Borrower or any subsidiary of Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or Borrower or any subsidiary of Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any subsidiary of Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or Borrower or any subsidiary of Borrower makes a general assignment for the benefit of creditors; or Borrower or any subsidiary of Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Borrower or any subsidiary of Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Borrower or any subsidiary of Borrower for the purpose of effecting any of the foregoing.


                                                              Exhibit B - Pg.  8

      3.2 Remedies. Upon an Event of Default (as defined above), the entire Principal Amount and accrued interest outstanding under this Note, and all other obligations of Borrower under this Note, shall be immediately due and payable without any action on the part of the Holder, interest shall accrue on the unpaid Principal Amount at twelve percent (12%) per year or the highest rate permitted by applicable law, if lower, and the Holder shall be entitled to seek and institute any and all remedies available to it.

                                   ARTICLE IV
                                  MISCELLANEOUS

      4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (x) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (y) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: VoIP, Inc., 12330 SW53 Street, Suite 712, Fort Lauderdale, Florida 33330, Attn: Steven Ivester, President and CEO, telecopier: (954) 434-2877, with a copy by telecopier only to: Ronald L. Brown, Esq., Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, telecopier: (214) 659-4819, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note.

      4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.


                                                              Exhibit B - Pg.  9

      4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

      4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

      4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Texas or in the federal courts located in the state of Texas. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

      4.7 Maximum Interest Rate. In no event shall any agreed to or actual interest charged, reserved or taken by the Holder as consideration for this Note exceed the limits imposed by applicable law. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Holder in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Holder's receipt thereof, with the same force and effect as though Borrower had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

      4.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

      4.9 Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

      4.10 Stockholder Status. The Holder shall not have rights as a stockholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a stockholder of the Borrower with respect to the Shares of Preferred Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.


                                                              Exhibit B - Pg. 10

      4.11 Security. This Note is secured by that certain Security Agreement, of even date herewith, between Borrower and the Holder.

                            [SIGNATURE PAGE FOLLOWS]


                                                              Exhibit B - Pg. 11

      IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ____ day of __________, 2005.

                                   VOIP, INC.


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

Witness:

-------------------------------------



                                                              Exhibit B - Pg. 12

                                    EXHIBIT A



                                                              Exhibit B - Pg. 13

                                    EXHIBIT B



                                                              Exhibit B - Pg. 14

                                    EXHIBIT C
                              NOTICE OF CONVERSION

      (To be executed by the Registered Holder in order to convert the Note)

      The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by VoIP, Inc. on ________, 2005 into Shares of Preferred Stock of VoIP, Inc. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:
                   -----------------------------------------------------------



Conversion Price:
                 -------------------------------------------------------------

Number of Shares of Preferred Stock Beneficially Owned on the Conversion Date:
Less than 5% of the outstanding Preferred Stock of VoIP, Inc.

Shares To Be Delivered:
                       -------------------------------------------------------



Signature:
          --------------------------------------------------------------------

Print Name:
           -------------------------------------------------------------------

Address:
        ----------------------------------------------------------------------



                                                              Exhibit B - Pg. 15

                                    EXHIBIT C
                       PARENT AND BUYER SECURITY AGREEMENT

                          SEE EXHIBIT 10.3 TO FORM 8-K



                                                               Exhibit C - Pg. 1

                                    EXHIBIT D
                             STOCK PURCHASE WARRANT



                                                                Exhibit D- Pg. 1

      THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOIP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                            Right to Purchase 5,000,000 shares of Common Stock
                              of VoIP, Inc. (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT

No. __________                                 Issue Date:  _____, 2005

      VOIP, INC., a corporation organized under the laws of the State of Texas (the "Company"), hereby certifies that, for value received, WQN, Inc., 14911 Quorum Drive, Suite 140, Dallas, Texas 75201, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until August 1, 2010 (the "Expiration Date"), up to 5,000,000 fully paid and nonassessable shares of Common Stock at a per share purchase price of $0.001. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain asset purchase agreement (the "Asset Purchase Agreement"), of even date herewith, entered into by the Company and Holder.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      (a) The term "Company" shall include VoIP, Inc. and any corporation which shall succeed or assume the obligations of VoIP, Inc. hereunder.

      (b) The term "Common Stock" includes (a) the Company's common stock, $.001 par value per share (the "Common Stock"), as authorized on the date hereof, and
(b) any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

      (d) The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.


                                                                Exhibit D- Pg. 2

      1. Exercise of Warrant.

      1.1.Number of Shares Issuable upon Exercise. From and after the date hereof, through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Subsection 1.2 or upon exercise of this Warrant in part in accordance with Subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

      1.2.Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as hereinafter defined), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

      1.3.Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

      1.4.Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

      1.5.Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within four (4) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.


                                                                Exhibit D- Pg. 3

      1.6. Cashless Exercise.

      (a) At the option of the Holder, exercise of this Warrant may be made in whole or part by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock determined as provided herein.

      (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                  X=Y (A-B)
                    -------
                       A

                  Where X= the number of shares of Common Stock to be issued to the holder

                  Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                  A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                  B= Purchase Price (as adjusted to the date of such calculation)

      (c) "Fair Market Value" shall mean the closing or last sale price, respectively, reported for the last business day immediately preceding the date of exercise on the Company's principal trading market.

      2. Adjustment for Reorganization, Consolidation, Merger, etc.

      2.1.Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 2.3 and Section 3.


                                                                Exhibit D- Pg. 4

      2.2.Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 2 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

      2.3. Adjustments to Purchase Price for Diluting Issues.

      (a) Special Definitions. For purposes of this Section 2.3, the following definitions shall apply:

                  (i) "Option" shall mean rights, options or warrants to
            subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below), excluding rights or options granted to employees, directors or consultants of the Company pursuant to an option plan adopted by the Board of Directors of the Company to acquire up to that number of shares of Common Stock as is equal to fifteen (15%) percent of the Common Stock outstanding (provided that, for purposes of this Subsection 2.3(a)(i), all shares of Common Stock issuable upon (A) exercise of options granted or available for grant under plans approved by the Board of Directors, (B) conversion of shares of Preferred Stock, or
            (C) conversion of Preferred Stock issuable upon conversion or exchange of any Convertible Security, shall be deemed to be outstanding).

                  (ii) "Original Issue Date" shall mean the date of this
            Warrant.

                  (iii) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 2.3(c) below, deemed to be issued) by the Company after the Original Issue Date and other than shares of Common Stock issued or issuable:

                        (A) as a dividend or distribution on the Preferred
            Stock;

                        (B) by reason of a dividend, stock split, split-up or
            other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (A);


                                                                Exhibit D- Pg. 5

                        (C) upon the exercise of options excluded from the
            definition of "Option" in Section 2.3(a)(i); or

                        (D) upon conversion of shares of the Preferred Stock.

                  (iv) "Rights to Acquire Common Stock" (or "Rights") shall mean all rights issued by the Company to acquire common stock whatever by exercise of a warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

            (b) No Adjustment of Conversion Rate. No adjustment in the number of shares of Common Stock into which this Warrant is exercisable shall be made, by adjustment in the Purchase Price thereof unless the consideration per share (determined pursuant to Section 2.3(e) below for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Purchase Price in effect on the date of, and immediately prior to, the issue of such additional shares.

            (c) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.3(e) hereof) of such Additional Shares of Common Stock would be less than the applicable Purchase Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (i) No further adjustment in the Purchase Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

                  (ii) Upon the expiration or termination of any unexercised
            Option or Right, the Purchase Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the Purchase Price; and

                  (iii) In the event of any change in the number of shares of
            Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Purchase Price then in effect shall forthwith be readjusted to such Purchase Price as would have obtained had the adjustment that was made upon the issuance of such Option, Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.


                                                                Exhibit D- Pg. 6

      (d) Adjustment of Purchase Price upon Issuance of Additional Shares of Common Stock. If the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3(c), but excluding shares issued as a dividend or distribution or upon a stock split or combination as provided in Section 3), without consideration or for a consideration per share less than the applicable Purchase Price in effect on the date of and immediately prior to such issue, then and in such event, such Purchase Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Purchase Price by a fraction, (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately after such issue plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Rate; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue.

      (e) Determination of Consideration. For purposes of this Section 2.3(e), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i) Cash and Property: Such consideration shall:

                        (A) insofar as it consists of cash, be computed at the
            aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) insofar as it consists of property other than cash,
            be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        (C) in the event Additional Shares of Common Stock are
            issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
            (A) and (B) above, as determined in good faith by the Board of Directors.

                  (ii) Options, Rights and Convertible Securities. The
            consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to
            Section 2.3(c), relating to Options, Rights and Convertible Securities, shall be determined by dividing,

                        (A) the total amount, if any, received or receivable by
            the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by


                                                                Exhibit D- Pg. 7

                        (B) the maximum number of shares of Common Stock (as set
            forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

      2.4.No Adjustment Below Par Value. Notwithstanding anything in this Warrant to the contrary, no adjustment shall be made to the Purchase Price if the Purchase Price resulting from such adjustment reduces the Purchase Price to an amount less than the par value of the Common Stock.

      3. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

      4. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company, at its expense, will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant.


                                                                Exhibit D- Pg. 8

      5. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

      6. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at Transferor's expense but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

      7. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      8. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      9. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (x) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (y) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: VoIP, Inc., 12330 SW53 Street, Suite 712, Fort Lauderdale, Florida 33330, Attn: Steven Ivester, President and CEO, telecopier: (954) 434-2877, with a copy by telecopier only to: Ronald L. Brown, Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, telecopier: (214) 659-4819, (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant.


                                                                Exhibit D- Pg. 9

      10. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of Texas. Any dispute relating to this Warrant shall be adjudicated in Dallas County in the State of Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


                                                                Exhibit D- Pg.10

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                   VOIP, INC.


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

Witness:

-------------------------------------


                                                                Exhibit D- Pg.11

                                    EXHIBIT A
                              FORM OF SUBSCRIPTION
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

TO: VOIP, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___ $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ___________________________________________ whose address is

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED ON THE DATE OF EXERCISE:
LESS THAN FIVE PERCENT (5%) OF THE OUTSTANDING COMMON STOCK OF VOIP, INC.]


                                                                Exhibit D- Pg.12

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________           ------------------------------------
                                    (Signature must conform to name of holder as specified on the face of the Warrant)


                                    ------------------------------------

                                    ------------------------------------
                                    (Address)


                                                                Exhibit D- Pg.13

                                    EXHIBIT B
                         FORM OF TRANSFEROR ENDORSEMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

      For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of VOIP, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of VOIP, INC. with full power of substitution in the premises.

---------------------------------------------------------------------------
Transferees            Percentage Transferred        Number Transferred
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------


Dated:___________________           -----------------------------------------
                                    (Signature must conform to name of holder as specified on the face of the Warrant)


Signed in the precense of:

---------------------------------

---------------------------------   -----------------------------------------

                                    -----------------------------------------
                                    (Address)

ACCEPTED AND AGREED:

[TRANSFEREE]

---------------------------------

                                    -----------------------------------------

                                    -----------------------------------------
                                    (Address)


                                                                Exhibit D- Pg.14

                                    EXHIBIT E
                                   BRIDGE NOTE
                          SEE EXHIBIT 10.1 TO FORM 8-K


                                                                Exhibit E- Pg. 1

                                    EXHIBIT F
                                 BRIDGE WARRANT
                          SEE EXHIBIT 10.2 TO FORM 8-K


                                                                Exhibit F- Pg. 1